Exhibit 10.28

                           CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (the "Agreement") is entered into as of February 4, 2002 by and between Network Equipment Technologies, Inc. (the "Company"), and Jeffrey M. Range (the "Executive").

1. Definitions.

      (a) Change in Control and Corporate Transaction. For all purposes under this Agreement, "Change in Control" and "Corporate Transaction" will have the same meaning as the defined term in the Company's 1993 Stock Option Plan.

      (b) Good Reason. For all purposes under this Agreement, "Good Reason" means that the Executive: (i) has incurred a material reduction or alteration in his or her authority, status or responsibility; (ii) has incurred a material reduction in his or her "base compensation"; or (iii) has been notified that his or her principal place of work will be relocated by a distance of 50 miles or more.

      (c) Base Compensation. For purposes of this Agreement, "Base Compensation" means annualized base salary as reflected in the Company's payroll records as of the effective date of this Agreement and as may be subsequently adjusted upward for increases.

      (d) Cause. For all purposes under this Agreement, "Cause" means: (i) a willful act by the Executive which constitutes misconduct or fraud and which has a material adverse effect on the Company; or (ii) Conviction of a felony crime. No act, or failure to act, by the Executive will be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Company's best interest.

      (e) Disability. For all purposes under this Agreement, "disability" will have the same meaning as under the Company's Long-Term Disability Plan.

2. Incentive Programs. If a Change in Control or Corporate Transaction occurs with respect to the Company, and within the first twelve (12) month period after such occurrence, the Executive either voluntarily resigns his or her employment for Good Reason, or his or her employment is terminated by the Company for any reason other than Cause or Disability, then the Executive shall become fully vested in all awards heretofore or hereafter granted to him or her under all stock option, stock appreciation rights, restricted stock, phantom stock or similar plans or agreements of the Company regardless of any provisions in such plans or agreements that do not provide for full vesting. (To the extent that such plans or agreements provide for full vesting on the same or an earlier date than this Agreement, such plans or agreements shall prevail.) In addition, all vested awards will be exercisable for no more than one (1) year from the date of their full vesting pursuant to Section 2 of this Agreement or on the date the vested awards expire, whichever is sooner.

3. Successors.

      (a) Company's Successors. The Company will require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession will constitute Good Reason under Section 1(b) for the Executive to terminate his or her employment. For all purposes under this Agreement, the term "Company" will


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include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

      (b) Executive's Successors. This Agreement and all rights of the Executive under this Agreement will inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

4. Miscellaneous Provisions.

      (a) Notice. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

      (b) Modification, Waiver, or Discharge. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.

      (c) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

      (d) No Setoff; Withholding Taxes. There will be no right of setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Executive under this Agreement. All payments made under this Agreement will be subject to reduction to reflect taxes required to be withheld by law.

      (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California.

      (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.

      (g) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in San Francisco in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Discovery will be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure, including (without limitation) such discovery as is specifically authorized by section 1283.05 of the California Code of Civil Procedure, without need of prior leave of the arbitrator under section 1283.05(e) of such Code. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrator and such Association and attorney fees will be paid as determined by the arbitrator.

      (h) No Assignment. The rights of any person to payments or benefits under this Agreement will not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) will be void.


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      5. Effective Date and Term of Agreement. This Agreement is effective on the date written above and will continue in effect until the Company gives one
(1) years' written notice of cancellation; provided, that, notwithstanding the delivery of any such notice, this Agreement will continue in effect for a period of one (1) year after a Change in Control or Corporate Transaction, if such transaction(s) occurrs during the term of this Agreement. Except as provided in the next paragraph, this Agreement will terminate if Executive or the Company terminates Executive's employment prior to a Change in Control or Corporate Transaction.

      This Agreement will also become effective in the event that the Company terminates the Executive's employment for any reason other than Cause or Disability or the Executive voluntarily resigns for Good Reason in connection with an impending Change in Control or Corporate Transaction. The Company's Board shall determine in good faith whether such a termination or resignation is occurring in connection with an impending Change in Control or Corporate Transaction. However, such a termination or resignation will in any event be deemed to be in connection with an impending Change in Control or Corporate Transaction if the termination or resignation (i) is required by the merger agreement or other instrument relating to such Change in Control or Corporate Transaction or (ii) is made at the express request of the other party to the transaction constituting such Change in Control or Corporate Transaction. If this paragraph applies, then this Agreement will become effective immediately prior to the effective time of the Executive's termination or resignation.

      The foregoing provisions of this Agreement notwithstanding, this Agreement may be terminated by the Company at any time prior to a Change of Control or Corporate Transaction with respect to the Company following a vote of a majority of the Continuing Directors of the Company and the provisions of this Agreement shall thereafter be null and void and of no further force or effect. For purposes of this Agreement, a "Continuing Director" means any existing member of the Board of Directors as of the date of this Agreement and successors approved by a majority of the Continuing Directors, in each case a person who is not a party (other than the Company) or an affiliate or associate of such party (other than the Company) or an affiliate or associate of such party (other than the Company) to the Change of Control or Corporate Transaction. In the event of the termination of this Agreement pursuant to the foregoing sentence, the provisions of the preceding paragraph concerning an impending Change of Control or Corporate Transaction shall also be deemed null and void and of no force and effect.

      IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                   EXECUTIVE:
                                   ---------


                                   /s/
                                   ------------------------------------------
                                   Jeffrey M. Range

                                   NETWORK EQUIPMENT TECHNOLOGIES, INC.


                                   By   /s/
                                           ----------------------------------
                                        Hubert A. J. Whyte
                                        President and Chief Executive Officer


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